PRESS RELEASE

 ATLANTIC RESOURCES, INC.

ANNOUNCES CHANGE OF MANAGEMENT AND COTROL

SAN DIEGO, CA--MAY 31, 2011—Atlantic Resources Inc., OTCBB: AARI (the “Company”) announced that on May 27, 2011, it appointed John H. Schweitzer as our President, C.E.O., Secretary, Treasurer, as well as a director in place of Raffi Khorchidian, who resigned from these positions and his director position on the same date.  At the time of his resignation, Mr. Khorchidian was its sole executive officer.

The company has moved its main offices to 591 Camino de la Reina, Suite 802, San Diego, California 92108.

Atlantic Resources Inc., is an early stage mining exploration company engaged in evaluating, developing and acquiring mining projects, with a focus on the United States, Canada and South America.

Forward-Looking Statements

Included in this release are certain “forward-looking” statements involving risks and uncertainties which are intended to conform to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial performance.  Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements.  In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, sales and earnings growth, ability to attract and retain key personnel and general economic conditions, including uncertainties relating to global political conditions, such as terrorism.  Information with respect to important risk factors that should be considered may be contained in the Company’s Annual Report on Form 10-K and its Reports on Form 10-Q to be filed with the U.S. Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not intend to update any of the forward–looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

For Additional Information, Contact:

John H. Schweitzer, President

619.688.6505